EXHIBIT 99.1

FOR IMMEDIATE RELEASE	Contact: Julie Koenig Loignon
(502) 646-4502
Julie.Koenig@kyderby.com

CHURCHILL DOWNS INCORPORATED FILES SUIT AGAINST THG AND FLHBPA

LOUISVILLE, Ky. (April 24, 2008) – Churchill Downs Incorporated, Calder Race Course and Churchill Downs Technology Initiatives Company today filed suit against the Thoroughbred Horsemen’s Group (“THG”), the Florida Horsemen’s Benevolent and Protective Association (“FLHBPA”) and the officers of each organization in the United States District Court for the Western District of Kentucky.

The suit alleges violations under the Sherman Antitrust Act and is a result of the FLHBPA’s refusal, acting in concert with the THG, to approve the distribution of Calder races to out-of-state off-track betting sites, including advance-deposit wagering (“ADW”) companies. The suit requests that THG, an alliance of horsemen’s groups from around the country, be dissolved and the defendants be prevented from boycotting racetracks and ADW operators that do not comply with their demands, which include uniform terms for the pricing of racing signals.

Compared to last year, the ADW host fees negotiated for Calder’s simulcast signal have nearly doubled, as have the percentages of those host fees payable to Florida horsemen.

“Florida horsemen are preventing horse racing enthusiasts from wagering on Calder races, which is unfortunate for the racetrack, horsemen, and most important, our customers,” said Steve Sexton, executive vice president of Churchill Downs Incorporated, Calder’s parent company. “Despite what we have accomplished for them, by nearly doubling the host fee rate paid to Florida Horsemen, the FLHBPA and the THG, are simply seeking even more money to the detriment of all other parties. We are filing suit to ensure those interests are protected.”

Calder opened for racing on Monday, April 21, and resumes live racing on Friday, April 25.

Churchill Downs Incorporated (“Churchill Downs”), headquartered in Louisville, Ky., owns and operates world-renowned horse racing venues throughout the United States. Churchill Downs’ four racetracks in Florida, Illinois, Kentucky and Louisiana host many of North America’s most prestigious races, including the Kentucky Derby and Kentucky Oaks, Arlington Million, Princess Rooney Handicap and Louisiana Derby. Churchill Downs racetracks have hosted seven Breeders’ Cup World Championships. Churchill Downs also owns off-track betting facilities and has interests in various advance-deposit wagering, television production, telecommunications and racing services companies, including a 50-percent interest in the national cable and satellite network HorseRacing TV™, that support the Company’s network of simulcasting and racing operations. Churchill Downs trades on the NASDAQ Global Select Market under the symbol CHDN and can be found on the Internet at www.churchilldownsincorporated.com.

Churchill Downs Incorporated Files Suit Against Files Suit Against THG and FLHBPA

April 24, 2008

Information set forth in this news release contains various “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The Private Securities Litigation Reform Act of 1995 (the “Act”) provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this news release are made pursuant to the Act. The reader is cautioned that such forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statements. Forward-looking statements speak only as of the date the statement was made. We assume no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. Forward-looking statements are typically identified by the use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “predict,” “project,” “should,” “will,” and similar words, although some forward-looking statements are expressed differently. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Important factors that could cause actual results to differ materially from expectations include: the effect of global economic conditions; the effect (including possible increases in the cost of doing business) resulting from the economic environment; the effect of any change in our accounting policies or practices; the financial performance of our racing operations; the impact of gaming competition (including lotteries and riverboat, cruise ship and land-based casinos) and other sports and entertainment options in those markets in which we operate; the impact of live racing day competition with other Florida and Louisiana racetracks within those respective markets; a substantial change in law or regulations affecting pari-mutuel and gaming activities; a substantial change in allocation of live racing days; our continued ability to effectively compete for the country’s top horses and trainers necessary to field high-quality horse racing; our continued ability to grow our share of the interstate simulcast market; the impact of wagering laws, including changes in laws or enforcement of those laws by regulatory agencies; the outcome of pending or threatened litigation, including the outcome of any counter-suits or claims arising in connection with the THG litigation; changes in our relationships with horsemen’s groups and their memberships; and the volatility of our stock price.

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